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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements of Dynamic Materials Corporation and related Prospectuses of our reports dated March 12, 2009, with respect to the consolidated financial statements and schedules of Dynamic Materials Corporation and the effectiveness of internal control over financial reporting of Dynamic Materials Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

Form S-8 No. 333-58033
Form S-8 No. 333-54166
Form S-8 No. 333-115563
Form S-8 No. 333-143355
Form S-3 No. 333-150231

/s/ Ernst & Young LLP
Denver, Colorado March 12, 2009

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm